Exhibit 99.1

Anthem Announces Results of Its Tender Offer for Notes due 2034, 2036, 2037, 2040 and 2044 and Upsizing of the Maximum Purchase Amount

November 29, 2017

INDIANAPOLIS – (BUSINESS WIRE) – Anthem, Inc. (“Anthem”) announced today the results of its previously announced cash tender offer for up to $600 million aggregate principal amount of its Maximum Tender Offer Notes (defined below). The Maximum Tender Offer (defined below) is comprised of an offer to purchase for cash up to $600 million aggregate principal amount (the “Maximum Purchase Amount”), subject to increase, of its outstanding notes listed in the table below (the “Maximum Tender Offer Notes”) (such offer, the “Maximum Tender Offer”). In addition, Anthem announced that it raised the Maximum Purchase Amount from $600 million to $836.347 million pursuant to Anthem’s reservation of authority in the Offer Documents (as defined below).

The terms and conditions of the Maximum Tender Offer are described in the offer to purchase dated November 14, 2017 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”). Maximum Tender Offer Notes validly tendered with a higher acceptance priority level (as set forth in the table below) (each, an “Acceptance Priority Level” with “1” being the highest Acceptance Priority Level and “3” being the lowest) validly tendered will be accepted before any validly tendered Maximum Tender Offer Notes with a lower Acceptance Priority Level are accepted.

As of 5:00 p.m., New York City time, on November 28, 2017 (the “Early Tender Time”), Anthem had received tenders for the aggregate principal amount of each series of Maximum Tender Offer Notes set forth in the table below, which were validly tendered and not properly withdrawn on or prior to the Early Tender Time. The aggregate principal amount of Maximum Tender Offer Notes tendered exceeds the Maximum Purchase Amount and the aggregate principal amount of Maximum Tender Offer Notes tendered with an Acceptance Priority Level of “1” or “2” equals the Maximum Purchase Amount. As a result, all Maximum Tender Offer Notes validly tendered and not properly withdrawn at or prior to the Early Tender Time with an Acceptance Priority Level of “1” or “2” will be accepted for purchase.

The following table sets forth certain information regarding the Maximum Tender Offer, including the aggregate principal amount of each series of Maximum Tender Offer Notes that were validly tendered and not properly withdrawn on or prior to the Early Tender Time.

Title of Notes	CUSIP Number(s)	Acceptance Priority Level	Principal Amount Outstanding (millions)	Aggregate Principal Amount Tendered (millions)	Aggregate Principal Amount Accepted (millions)
6.375% Notes due 2037	94973VAN7	1	$646.633	$276.614	$276.614
5.950% Notes due 2034	94973VAH0 and 94973VAD9	2	$448.294	$111.728	$111.728
5.850% Notes due 2036	94973VAL1	2	$775.456	$376.269	$376.269
5.800% Notes due 2040	94973VAT4	2	$197.507	$71.736	$71.736
5.100% Notes due 2044	94973VBF3	3	$600.000	$484.991	$0.000

Because the aggregate principal amount of the Maximum Tender Offer Notes tendered and accepted for purchase as of the Early Tender Time equals the Maximum Purchase Amount, Anthem will not accept for purchase any Maximum Tender Offer Notes tendered after the Early Tender Time. Furthermore, the withdrawal deadline of 5:00 p.m., New York City time, on November 28, 2017 has passed and will not be extended, and, accordingly, Maximum Tender Offer Notes validly tendered in the Maximum Tender Offer may no longer be withdrawn.

The Total Consideration (as defined in the Offer to Purchase) for each series of Maximum Tender Offer Notes will be determined at 2:00 p.m., New York City time, on November 29, 2017, and will subsequently be announced via press release.

Anthem expects to settle all Maximum Tender Offer Notes shown as accepted in the table above on November 30, 2017 (subject to change without notice). All Maximum Tender Offer Notes not accepted by Anthem will be rejected and returned to Holders.

Copies of the Offer Documents are available at www.dfking.com/antm. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer Documents.

BofA Merrill Lynch and Deutsche Bank Securities are acting as dealer managers for the Maximum Tender Offer. For additional information regarding the terms of the Maximum Tender Offer, please contact: BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or Deutsche Bank Securities at (866) 627-0391 (toll-free) or (212) 250-2955 (collect). Requests for the Offer Documents may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Maximum Tender Offer, at (800) 884-4725 (toll-free) or (212) 269-5550 (collect) or email antm@dfking.com.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE OFFER TO PURCHASE IS BEING MADE SOLELY PURSUANT TO THE OFFER DOCUMENTS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFER THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER DOCUMENTS DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE MAXIMUM TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE MAXIMUM TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE OFFEROR BY ANY OR ALL DEALER MANAGERS, IF ONE OR MORE OF THE DEALER MANAGERS ARE LICENSED BROKERS OR DEALERS UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NEITHER THIS PRESS RELEASE NOR THE OFFER DOCUMENTS CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE WITH RESPECT TO ANY DEBT SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR PURCHASE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

About Anthem

Anthem is working to transform health care with trusted and caring solutions. Our health plan companies deliver quality products and services that give their members access to the care they need. With over 73 million people served by its affiliated companies, including more than 40 million within its family of health plans, Anthem is one of the nation’s leading health benefits companies. For more information about Anthem’s family of companies, please visit www.antheminc.com/companies.

Forward-Looking Statements

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. These risks and uncertainties include: those discussed and identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or Health Care Reform, and the impact of any future modification, repeal or replacement of Health Care Reform; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in federal and state health insurance exchanges under Health Care Reform, which have experienced and continue to experience challenges due to implementation of Health Care Reform, and which entail uncertainties associated with the mix and volume of business, particularly in our Individual and Small Group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; the ultimate outcome of litigation between Cigna Corporation (“Cigna”) and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial positions; our ability to contract with providers on cost-effective and competitive terms; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties; our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; state guaranty fund assessments for insolvent insurers; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of investigations, inquiries, claims and litigation related to the cyber attack we reported in February 2015; changes in economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers, acquisitions and strategic alliances; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports.

Contacts

Anthem, Inc.

Investor Relations

Will Feest, 317-488-6057

William.feest@anthem.com

or

Media

Jill Becher, 414-234-1573

Jill.becher@anthem.com